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                 FIRST AMENDMENT TO RESEARCH FUNDING AGREEMENT

      This First Amendment To Research Funding Agreement (the "Amendment"), effective as of March 1, 2001, is entered into by and between Stanislaw R. Burzynski, M.D., PhD. ("Dr. Burzynski") and Burzynski Research Institute, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Company and Dr. Burzynski entered into that certain Research Funding Agreement (the "Agreement"), effective as of March 1, 1997, pursuant to which the Company agreed to undertake all scientific research in connection with the development of new or improved antineoplastons for the treatment of cancer and other diseases and Dr. Burzynski agree to fund such research; and

      WHEREAS, the term of the Agreement is due to expire on March 1, 2001; and

      WHEREAS, the Company and Dr. Burzynski desire to extend the term of the Agreement for up to three additional one-year terms;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, receipt of which is acknowledged hereby, the parties agree as follows:

      1. Extension of Term of Agreement. Section 7 of the Agreement (Term of Agreement) is hereby amended by replacing it in its entirety with the following:

            "7. Term of Agreement.

                  This Agreement shall expire on March 1, 2002. However, this
            Agreement shall be automatically renewed for two additional one-year terms each expiring on March 1, 2003 and March 1, 2004, respectively, unless one party notifies the other party at least ninety days prior to the expiration of any such term of its intention not to renew this Agreement."

      2. Remainder of Agreement. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement are unchanged, and the Agreement, as amended, shall remain in full force and effect and is hereby ratified and confirmed.

      3. Miscellaneous.

      (a) This Amendment is irrevocable, and may not be amended, modified or supplemented except by written instrument executed by the parties hereto.

      (b) This Amendment shall inure to the benefit of the parties hereto, their respective successors and assigns.

      (c) This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

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      (d)   Any capitalized terms not otherwise defined herein shall have the meaning given to it in the Agreement.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                /s/ Stanislaw R. Burzynski
                                ------------------------------------------------
                                Dr. Stanislaw R. Burzynski (Individually)


                                BURZYNSKI RESEARCH INSTITUTE, INC.


                                By: /s/ Stanislaw R. Burzynski
                                    --------------------------------------------
                                    Dr. Stanislaw R. Burzynski


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